                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                        Date of Report:  August 26, 1994
                Date of Earliest Event Reported:  August 8, 1994


                           TELE-COMMUNICATIONS, INC.
                                      AND
                          TCI COMMUNICATIONS, INC.
           (Exact name of Registrants as specified in their charters)


                               State of Delaware
                 (State or other jurisdiction of incorporation)


         0-20421 and 0-5550                     84-1260157 and 84-0588868
      (Commission File Numbers)            (I.R.S. Employer Identification Nos.)


          5619 DTC Parkway
         Englewood, Colorado                             80111
(Address of principal executive offices)               (Zip Code)


     Registrants' telephone number, including area code:  (303) 267-5500

ITEM 5.  OTHER EVENTS.

         As of August 8, 1994, Tele-Communications, Inc. (formerly TCI/Liberty Holding Company or "TCI"), TCI Communications, Inc. ("TCIC") (formerly Tele-Communications, Inc. or "Old TCI") and TeleCable Corporation ("TeleCable") entered into a definitive merger agreement, whereby TeleCable will be merged into TCIC, a wholly-owned subsidiary of TCI (the "TeleCable Merger"). The aggregate $1.6 billion purchase price will be satisfied by TCIC's assumption of approximately $300 million of TeleCable's net liabilities and the issuance to TeleCable's shareholders of shares of TCI Class A common stock (currently estimated to be approximately 42 million shares) and 1 million shares of TCI Convertible Preferred Stock, Series D with an aggregate initial liquidation value of $300 million. Such preferred stock, which will accrue dividends at a rate of 5.5% per annum, will be convertible into 10 million shares of TCI Class A common stock and will be redeemable by TCI after five years. Although the amount of net liabilities to be assumed by TCIC and the number of TCI Class A common shares to be issued to TeleCable's shareholders are subject to closing adjustments, management does not believe that any such adjustments will be material. The merger agreement requires the approval of TeleCable's shareholders and various franchise and government authorities.

         At June 30, 1994, TeleCable operated approximately 13,500 miles of cable distribution systems that served approximately 740,000 basic subscribers in 15 states. Historical and pro forma financial information reflecting the TeleCable Merger is included herein under Item 7 of this Report.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)      Financial Statements

         TeleCable Corporation,
            Six months ended June 30, 1994:

                 Condensed Consolidated Statement of Income,
                    Six months ended June 30, 1994 and 1993 (unaudited)

                 Condensed Consolidated Balance Sheet,
                    June 30, 1994 and December 31, 1993 (unaudited)

                 Condensed Consolidated Statement of Stockholders' Deficit,
                    Six months ended June 30, 1994 (unaudited)

                 Consolidated Statement of Cash Flows,
                    Six months ended June 30, 1994 and 1993 (unaudited)

                 Notes to Condensed Consolidated Financial Statements,
                    Six months ended June 30, 1994 (unaudited)

            Years ended December 31, 1993 and 1992:

                 Report of Independent Accountants

                 Consolidated Statement of Income and Retained Earnings,
                    Years ended December 31, 1993 and 1992

                 Consolidated Balance Sheet,
                    December 31, 1993 and 1992

                 Consolidated Statement of Cash Flows,
                    Years ended December 31, 1993 and 1992

                 Notes to Consolidated Financial Statements,
                    December 31, 1993


                                                                     (continued)

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS (CONTINUED).

(b)      Pro Forma Financial Information

         TCI Communications, Inc. and Subsidiaries:

                 Condensed Pro Forma Combined Balance Sheet,
                    June 30, 1994 (unaudited)

                 Condensed Pro Forma Combined Statement of Operations,
                    Six months ended June 30, 1994 (unaudited)

                 Condensed Pro Forma Combined Statement of Operations,
                    Year ended December 31, 1993 (unaudited)

                 Notes to Condensed Pro Forma Combined Financial Statements,
                    June 30, 1994 (unaudited)

         Liberty Media Corporation and Subsidiaries:

                 Condensed Pro Forma Balance Sheet,
                    June 30, 1994 (unaudited)

                 Condensed Pro Forma Statement of Operations,
                    Six months ended June 30, 1994 (unaudited)

                 Condensed Pro Forma Combined Statement of Operations,
                    Year ended December 31, 1993 (unaudited)

                 Notes to Condensed Pro Forma Financial Statements,
                    June 30, 1994 (unaudited)

         Tele-Communications, Inc. and Subsidiaries:

                 Condensed Pro Forma Combined Balance Sheet,
                    June 30, 1994 (unaudited)

                 Condensed Pro Forma Combined Statement of Operations,
                    Six months ended June 30, 1994 (unaudited)

                 Condensed Pro Forma Combined Statement of Operations,
                    Year ended December 31, 1993 (unaudited)

                 Notes to Condensed Pro Forma Combined Financial Statements,
                    June 30, 1994 (unaudited)


(c)      Exhibits

         (2) Agreement and Plan of Merger, dated as of August 8, 1994, among Tele-Communications, Inc., TCI Communications, Inc. and TeleCable Corporation*
                    Incorporated herein by reference to Tele-Communications,
                      Inc.'s Current Report on Form 8-K dated August 18, 1994 (Commission File No. 0-20421)

         (23)    Consent of Price Waterhouse LLP

         _________________________

         * The Agreement and Plan of Merger contains indices identifying the items, including exhibits and schedules, annexed thereto. A copy of any omitted item will be furnished supplementally to the Commission upon request.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.



Date:    August 26, 1994



                                        TELE-COMMUNICATIONS, INC.
                                        (Registrant)



                                        By:/s/ Stephen M. Brett
                                           ------------------------------------
                                           Stephen M. Brett
                                           Executive Vice President
                                           and Secretary


                                        TCI COMMUNICATIONS, INC.
                                        (Registrant)



                                        By:/s/ Stephen M. Brett
                                           ------------------------------------
                                           Stephen M. Brett
                                           Senior Vice President and
                                           General Counsel

                     TeleCable Corporation and Subsidiaries
                   Condensed Consolidated Statement of Income
                    Six Months Ended June 30, 1994 and 1993
                         (Dollar Amounts In Thousands)

                                  (Unaudited)





                                                                      1994                      1993
                                                                      ----                      ----
Operating revenues                                                  $146,441                  $142,320

Operating expenses                                                   (82,100)                  (79,359)

Depreciation and amortization                                        (22,801)                  (22,832)
                                                                    --------                  --------

Operating income                                                      41,540                    40,129

Interest income                                                          326                       298

Gain on sale of investments                                               68                     1,870

Interest expense                                                     (11,429)                  (12,096)

Other expense, net                                                      (222)                     (224)

Minority interest in earnings of
 consolidated subsidiaries                                              (174)                     (174)
                                                                    --------                  --------

Income before taxes                                                   30,109                    29,803

Income tax expense                                                   (11,595)                  (11,217)
                                                                    --------                  --------

Net income                                                          $ 18,514                  $ 18,586
                                                                    ========                  ========





     See accompanying notes to condensed consolidated financial statements

                     TeleCable Corporation and Subsidiaries
                      Condensed Consolidated Balance Sheet
                         (Dollar Amounts In Thousands)

                                  (Unaudited)




                                     Assets




                                                                     June 30,                  December 31,
                                                                       1994                        1993
                                                                       ----                        ----

Cash and cash equivalents                                           $  3,991                     $  5,509


Trade and other receivables                                           12,148                       10,766
 Less allowance for doubtful receivables                               1,162                        1,127
                                                                    --------                     --------
                                                                      10,986                        9,639
                                                                    --------                     --------

Inventories, net                                                         985                          887

Prepaid expenses                                                       2,108                        1,720

Income taxes receivable                                                  652                            -

Investments and other assets                                          19,930                       13,324

Property, plant and equipment - at cost
 Distribution plant and
  other equipment                                                    550,710                      512,610
 Land, buildings, and improvement                                     20,420                       19,944
 Vehicles                                                             11,274                       10,909
                                                                    --------                     --------
                                                                     582,404                      543,463
 Less - accumulated depreciation                                     333,267                      311,639
                                                                    --------                     --------
                                                                     249,137                      231,824
                                                                    --------                     --------


Cable television franchises                                           20,818                       20,673
 less accumulated amortization                                        14,221                       13,423
                                                                    --------                     --------
                                                                       6,597                        7,250
                                                                    --------                     --------

Purchased goodwill                                                    19,235                       19,235
 less accumulated amortization                                         6,806                        6,576
                                                                    --------                     --------
                                                                      12,429                       12,659
                                                                    --------                     --------

Other intangibles                                                      5,682                        5,493
 less accumulated depreciation                                         4,967                        4,822
                                                                    --------                     --------
                                                                         715                          671
                                                                    --------                     --------


Total assets                                                        $307,530                     $283,483
                                                                    ========                     ========


                                                                     (Continued)

                     TeleCable Corporation and Subsidiaries
                Condensed Consolidated Balance Sheet, continued
                         (Dollar Amounts In Thousands)

                                  (Unaudited)




                     Liabilities and Stockholders' Deficit




                                                                    June 30,                    December 31,
                                                                      1994                          1993
                                                                      ----                          ----
Accounts payable - trade                                            $  3,900                     $  4,352
Accrued liabilities
         Payroll and related expenses                                  2,463                        3,979
         Interest                                                      4,025                        3,825
         Franchise taxes                                               3,422                        4,353
         Program services                                              4,940                        3,917
         Other                                                         7,304                        7,261
                                                                    --------                     --------
                                                                      22,154                       23,335
                                                                    --------                     --------

Deferred income                                                          682                            -
Income taxes payable                                                       -                        1,666
Dividends payable                                                      2,172                        2,172


Debt                                                                 285,107                      278,372

Deferred income taxes                                                 47,308                       45,163

Other liabilities                                                      5,248                        5,406
                                                                    --------                     --------


Total liabilities                                                    366,571                      360,466


Minority interest in
 consolidated subsidiaries                                             2,518                        2,344


Stockholders' deficit
         Common stock
                 Class A                                                 291                          291
                 Class B                                               6,950                        6,950
         Capital deficit                                            (262,410)                    (262,410)
         Notes receivable - executive
          stock purchase plan                                         (3,346)                      (3,479)
         Net unrealized gain on securities
          available for sale                                           3,465                            -
         Retained earnings                                           193,491                      179,321
                                                                    --------                     --------
                                                                     (61,559)                     (79,327)
                                                                    --------                     --------

Liabilities and stockholders' deficit                               $307,530                     $283,483
                                                                    ========                     ========





     See accompanying notes to condensed consolidated financial statements

                     TeleCable Corporation and Subsidiaries
           Condensed Consolidated Statement of Stockholders' Deficit
                         Six Months Ended June 30, 1994
                         (Dollar Amounts In Thousands)

                                  (Unaudited)


                                                                                    Net
                                                             Notes              unrealized
                                  Common stock             receivable             gain on      Total
                                  ------------             executive            securities     stock-
                                  Class  Class   Capital     stock    Retained   available    holders'
                                    A      B     deficit     plans    earnings   for sale     deficit
                                  -----  -----   -------     -----    --------   --------     -------

Balance at
 December 31, 1993                 $291  6,950  (262,410)   (3,479)   179,321          -    (79,327)

  Net income                                                           18,514                18,514

  Dividends declared                                                   (4,344)               (4,344)

  Payments on executive                                        133                              133
   stock notes

  Change in net
   unrealized gain on securities
   available for sale                                                              3,465      3,465
                                   ----  -----  --------    ------    -------      -----   --------
Balance at
 June 30, 1994                     $291  6,950  (262,410)   (3,346)   193,491      3,465   $(61,559)
                                   ====  =====  ========    ======    =======      =====   ========





     See accompanying notes to condensed consolidated financial statements

                     TeleCable Corporation and Subsidiaries
                 Condensed Consolidated Statement of Cash Flows
                    Six Months Ended June 30, 1994 and 1993
                         (Dollar Amounts In Thousands)

                                  (Unaudited)





                                                                                1994               1993
                                                                                ----               ----
Cash flows from operating activities:
  Net income                                                                 $ 18,514           $ 18,586
  Adjustments to reconcile net income to
    net cash provided by operating activities:
          Depreciation                                                         21,628             21,371
          Amortization                                                          1,173              1,461
          Deferred income tax benefit                                             (60)              (601)
          Gain on sale of investments                                             (68)            (1,870)
          Deferred income recognized                                             (137)              (243)
          (Increase) decrease in assets:
            Accounts receivable                                                (1,347)            (1,898)
            Inventory                                                             (98)                 1
            Prepaids                                                             (388)              (450)
            Income taxes receivable                                              (652)                 -
          Increase (decrease) in liabilities:
            Accounts payable                                                     (452)             1,518
            Accrued liabilities                                                  (642)            (1,371)
            Deferred income                                                       122                 27
            Income taxes payable                                               (1,666)            (1,188)
          Other, net                                                              (65)                86
                                                                             --------           --------

          Net cash provided by operating activities                          $ 35,862           $ 35,429
                                                                             --------           --------

Cash flows from investing activities:
  Purchases of property, plant and equipment                                  (38,942)           (22,390)
  Proceeds from investments                                                       117              3,293
  Purchase of investments and other assets                                     (1,078)              (894)
                                                                             --------           --------

          Net cash used by investing activities                               (39,903)           (19,991)
                                                                             --------           --------

Cash flows from financing activities:
  Change in revolving debt, net                                                (3,358)             9,051
  Change in term debt                                                          10,092            (22,898)
  Dividends paid                                                               (4,344)            (4,331)
  Purchase of company stock                                                         -               (412)
  Payments received on stock notes receivable                                     133                141
                                                                             --------           --------

          Net cash used by financing activities                                 2,523            (18,449)
                                                                             --------           --------

Net decrease in cash and cash equivalents                                      (1,518)            (3,011)

Cash and cash equivalents at beginning of period                                5,509              7,160
                                                                             --------           --------

Cash and cash equivalents at end of period                                   $  3,991           $  4,149
                                                                             ========           ========





     See accompanying notes to condensed consolidated financial statements

                     TeleCable Corporation and Subsidiaries
             Notes to Condensed Consolidated Financial Statements
                         Six Months Ended June 30, 1994

                                  (Unaudited)


Note 1 - Basis of presentation:

         The accompanying unaudited financial statements of TeleCable Corporation and subsidiaries (the Company or TeleCable) have been prepared using accounting principles consistent with those disclosed in the December 31, 1993 financial statements. Due to the interim nature of the financial statements, they do not include all of the disclosures and notes required by generally accepted accounting principles. In the opinion of management, all adjustments (consisting only of normal recurring accruals) considered necessary for a fair presentation have been included. The results of operations for the six month periods ended June 30, 1994 and 1993 are not necessarily indicative of results that may be expected for the entire year or any interim period. These financial statements should be read in connection with the Company's December 31, 1993 financial statements.

         On January 1, 1994, the Company adopted Statement of Financial Accounting Standards No. 115 (FAS 115), "Accounting for Certain Investments in Debt and Equity Securities". One of the provisions of FAS 115 requires that equity securities be classified as available for sale, or trading. Available for sale securities are carried at their fair values with the amount of unrealized gains and losses, net of income taxes, reported as a separate component of stockholders' equity. The Company does not have any securities classified as trading. Accordingly, the Company classified equity securities with a fair value of $8.0 million at June 30, 1994 as available for sale. Stockholders' deficit at June 30, 1994 includes $3.5 million relating to unrealized gains on securities available for sale, net of income taxes.



Note 2 - Debt:

         In March 1994, the Company repaid $30 million of expiring term debt with proceeds from a new unsecured $40 million note that is due 2004. Interest is payable semi-annually at a fixed rate of 6.52%.



Note 3 - Subsequent event:

         On August 8, 1994, the Company, Tele-Communications, Inc. (TCI), and TCI Communications, Inc. (TCIC) entered into a definitive merger agreement, whereby TeleCable will be merged into TCIC, a wholly-owned subsidiary of TCI. The aggregate $1.6 billion purchase price will be satisfied by TCIC's assumption of approximately $300 million of TeleCable's net liabilities and the issuance to TeleCable's shareholders of shares of TCI Class A Common Stock (currently estimated to be approximately 42 million shares) and 1 million shares of TCI Convertible Preferred Stock with an aggregate initial liquidation value of $300 million. Such preferred stock, which will accrue dividends at a rate of 5.5% per annum, will be convertible into 10 million shares of TCI Class A Common Stock and will be redeemable by TCI after (5) five years. Although the amount of net liabilities to be assumed by TCIC and the number of TCI Class A Common shares to be issued to TeleCable's shareholders are subject to closing adjustments, the Company does not believe that any such adjustments will be material. The merger agreement requires the approval of the Company's shareholders and various franchise and government authorities.

                       Report of Independent Accountants



February 4, 1994


The Stockholders and Directors
TeleCable Corporation and Subsidiaries

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of income and retained earnings and of cash flows present fairly, in all material respects, the financial position of TeleCable Corporation and its subsidiaries at December 31, 1993 and 1992, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.



Price Waterhouse LLP
Norfolk, Virginia

                             TELECABLE CORPORATION
                                AND SUBSIDIARIES

             CONSOLIDATED STATEMENT OF INCOME AND RETAINED EARNINGS


                                                                                   Year ended December 31,
                                                                                  1993                1992
                                                                                  ----                ----
                                                                                   (dollars in thousands
                                                                                   except per share data)
Operating revenues                                                             $  286,676          $  268,404

Operating costs and expenses:
   Operating expenses                                                             132,487             123,350
   Selling, general and administrative expenses                                    30,357              28,661
   Depreciation and amortization                                                   45,171              42,635
                                                                               ----------          ----------

                                                                                  208,015             194,646
                                                                               ----------          ----------

   Operating income                                                                78,661              73,758

Interest income                                                                       595                 585
Gain on sale of investments                                                         2,698               1,476
Interest expense                                                                  (23,511)            (27,225)
Other expense, net                                                                   (410)             (1,235)
Minority interest in income of consolidated subsidiary                               (344)               (347)
                                                                               ----------          ----------

   Income before provision for income taxes                                        57,689              47,012

Provision for income taxes                                                         23,405              17,674
                                                                               ----------          ----------

   Net income                                                                      34,284              29,338

Retained earnings - beginning of year                                             153,695             133,000

Dividends of $3.00 per share in 1993 and 1992                                      (8,658)             (8,643)
                                                                               ----------          ----------

Retained earnings - end of year                                                $  179,321          $  153,695
                                                                               ==========          ==========

Number of shares used to compute earnings per share                             2,884,894           2,878,397
                                                                               ==========          ==========

Earnings per share                                                             $    11.88          $    10.19
                                                                               ==========          ==========





                See notes to consolidated financial statements.

                             TELECABLE CORPORATION
                                AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                                    Assets

                                                                                         December 31,
                                                                                  1993                1992
                                                                                  ----                ----
                                                                                   (dollars in thousands)
Cash and cash equivalents                                                        $  5,509            $  7,160

Accounts receivable - trade and other (net of
  allowance for doubtful accounts of $1,127
  in 1993 and $1,959 in 1992)                                                       9,639               8,403

Inventories, at first-in, first-out cost                                              887                 794

Prepaid expenses and other                                                          1,720               1,279

Investments and other assets                                                       13,324              12,494

Property, plant and equipment - at cost:
   Distribution plant and other equipment                                         512,610             498,693
   Land, buildings and improvements                                                19,944              19,132
   Vehicles                                                                        10,909              10,092
                                                                                 --------            --------

                                                                                  543,463             527,917
   Less - accumulated depreciation                                                311,639             299,156
                                                                                 --------            --------

                                                                                  231,824             228,761
                                                                                 --------            --------

Intangible assets, net:
   Goodwill, net of accumulated amortization of
     $6,576 in 1993 and $6,118 in 1992                                             12,659              13,116
   Cable television franchises and other, net of
     accumulated amortization of $18,246 in 1993
     and $15,933 in 1992                                                            7,921               9,714
                                                                                 --------            --------

                                                                                   20,580              22,830
                                                                                 --------            --------

         Total assets                                                            $283,483            $281,721
                                                                                 ========            ========


                     Liabilities and stockholders' deficit

                                                                                           December 31,
                                                                                    1993                1992
                                                                                    ----                ----
                                                                                     (dollars in thousands)
Accounts payable - trade                                                         $   4,352           $   1,760

Accrued liabilities:
   Payroll and related expenses                                                      3,979               3,511
   Interest                                                                          3,825               4,187
   Franchise taxes                                                                   4,353               4,210
   Program services costs                                                            3,917               4,150
   Other                                                                             7,261               7,849

Dividends payable                                                                    2,172               2,167
Income taxes payable                                                                 1,666               2,522
Debt                                                                               278,372             304,195
Deferred income taxes                                                               45,163              45,382
Other liabilities                                                                    5,406               4,689
                                                                                 ---------           ---------

         Total liabilities                                                         360,466             384,622
                                                                                 ---------           ---------

Minority interests in equity of consolidated subsidiary                              2,344               2,000

Stockholders' deficit:
   Common stock:
      Class A - voting - $2.50 par value;  authorized 225,000
        shares; issued and outstanding 116,555 shares                                  291                 291
      Class B - non-voting - $2.50 par value; authorized
        5,000,000 shares; issued and outstanding
        2,779,801 and 2,773,421 shares                                               6,950               6,934
   Capital deficit                                                                (262,410)           (262,703)
   Notes receivable - executive stock purchases                                     (3,479)             (3,118)
   Retained earnings                                                               179,321             153,695
                                                                                 ---------           ---------

         Total stockholders' deficit                                               (79,327)           (104,901)
                                                                                 ---------           ---------

Commitments and contingencies (Note 8)

         Total liabilities and stockholders' deficit                             $ 283,483           $ 281,721
                                                                                 =========           =========




                See notes to consolidated financial statements.

                             TELECABLE CORPORATION
                                AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                                  Year ended December 31,
                                                                                  1993                1992
                                                                                  ----                ----
                                                                                   (dollars in thousands)
Cash flows from operating activities
   Net income                                                                    $ 34,284            $ 29,338
   Adjustments to reconcile net income to cash provided
     by operating activities
      Depreciation                                                                 42,403              39,720
      Amortization                                                                  2,768               2,915
      Gain on sale of property, plant and equipment                                   (59)                (72)
      Gain on sale of investments                                                  (2,698)             (1,476)
      Deferred income taxes                                                          (219)               (808)
      (Increase) decrease in certain assets
         Accounts receivable                                                       (1,236)             (2,132)
         Inventories                                                                  (93)               (134)
         Prepaid expenses                                                            (441)               (157)
      Increase (decrease) in certain liabilities
         Accounts payable                                                           2,560              (1,574)
         Accrued liabilities                                                          617               1,335
         Income taxes payable                                                        (856)                191
      Deferred income recognized                                                     (465)               (235)
      Other, net                                                                      356                 240
                                                                                 --------            --------

          Net cash provided by operating activities                                76,921              67,151
                                                                                 --------            --------

Cash flows from investing activities
   Proceeds from sale of investments                                                4,453               8,309
   Proceeds from sale of property, plant and equipment                                122                  77
   Purchases of investments and other assets                                       (3,066)             (1,346)
   Purchases of property, plant and equipment                                     (45,529)            (40,818)
                                                                                 --------            --------

          Net cash used by investing activities                                   (44,020)            (33,778)
                                                                                 --------            --------

Cash flows from financing activities
   Change in revolving debt, net                                                   (2,683)             26,587
   Repayment of term debt                                                         (23,140)            (50,390)
   Dividends paid                                                                  (8,654)             (8,635)
   Purchase of company stock                                                         (411)               (479)
   Payments received on stock notes receivable                                        336                 430
                                                                                 --------            --------

          Net cash used by financing activities                                   (34,552)            (32,487)
                                                                                 --------            --------

Net increase (decrease) in cash and cash equivalents                               (1,651)                886
Cash and cash equivalents at beginning of year                                      7,160               6,274
                                                                                 --------            --------
Cash and cash equivalents at end of year                                         $  5,509            $  7,160
                                                                                 ========            ========





                See notes to consolidated financial statements.

                            TELECABLE CORPORATION
                               AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      PRINCIPLES OF CONSOLIDATION

      The accompanying consolidated financial statements include the accounts of TeleCable Corporation and its subsidiaries (the "Company"). Intercompany balances and transactions have been eliminated in consolidation. Certain prior year balances have been reclassified to conform with the current year presentation with no effect on previously reported net income.

      CASH AND CASH EQUIVALENTS

      The Company considers all highly liquid debt instruments, including repurchase agreements, with an original maturity of three months or less to be cash equivalents.

      PROPERTY, PLANT AND EQUIPMENT AND DEPRECIATION

      Property, plant and equipment, including capitalized interest and assets acquired under capital leases, are recorded at cost and depreciated over their estimated useful lives using accelerated and straight-line methods for tax and financial reporting purposes, respectively. The asset cost and related accumulated depreciation are eliminated from the accounts when assets are fully depreciated. The cost of cable television systems constructed by the Company includes all costs and expenses, including, if appropriate, capitalized interest incurred prior to receipt of the first subscriber revenues from the system. From that time until completion of construction, costs capitalized include all direct construction costs and a portion of certain fixed operating expenses based on progress toward achieving expected subscriber levels.

      Maintenance, repairs and minor renewals are charged to operations. Major renewals and betterments are capitalized.

      Estimated lives used to compute depreciation are:

            Distribution plant and other equipment               8 - 12 years
            Building and improvements                            8 - 25 years
            Vehicles                                               5    years

      INTANGIBLE ASSETS

      Costs associated with developing and acquiring cable television franchises are capitalized and amortized on a straight-line basis over the expected life of the franchise, generally 8 to 15 years.

      Goodwill consists of acquisition costs in excess of the fair value of net tangible and identifiable intangible assets acquired (principally cable television franchises and purchased minority interests). Goodwill is being amortized over 40 years.

      INCOME TAXES

      On January 1, 1992, the Company adopted Statement of Financial Accounting Standard No. 109 (FAS 109), "Accounting for Income Taxes," which uses an asset and liability method to recognize the deferred income tax effects of transactions which are reported in different periods for financial reporting and income tax return purposes. Under this approach, deferred income tax balance sheet amounts are measured using currently enacted tax rates. The deferred income tax provision is the difference between such beginning and ending balance sheet amounts. Prior to the adoption of FAS 109, the Company used Statement of Financial Accounting Standard No. 96, "Accounting for Income Taxes." This change in accounting principles did not have a material effect on the Company's financial position or its results of operations.

      EARNINGS PER SHARE

      Earnings per share are calculated using the annual weighted average number of common shares outstanding.

NOTE 2 - RETIREMENT PLANS

      The Company sponsors an employee savings plan covering substantially all employees. The Company contributes an amount which, when added to forfeitures, equals fifty percent of employee contributions up to four percent of compensation. The Company's contributions were $727,000 and $675,000 for 1993 and 1992, respectively.

      The Company also sponsors a defined benefit pension plan covering substantially all employees. The plan provides retirement benefits to eligible employees based primarily on years of service and career compensation. The Company's annual funding policy is to contribute no less than the minimum required by the Employee Retirement Income Security Act of 1974 and no more than the maximum which can be deducted under relevant IRS regulations. Contributions to the plan reflect benefits attributed to employees' services to date, as well as services expected to be rendered in the future. At December 31, 1993 plan assets were invested primarily in marketable securities.

      For financial reporting purposes, pension expense was $632,000 and $432,000 for 1993 and 1992, respectively, and was comprised of the following:

                                                                               1993                1992
                                                                               ----                ----
                                                                                (dollars in thousands)
            Service cost of the current period                                 $767                $677
            Interest cost on the projected benefit obligation                   562                 457
            Actual return on assets held in the plan                           (622)               (592)
            Net amortization of unrecognized transition
              asset and net asset gain                                          (75)               (110)
                                                                               ----                ----

               Pension expense                                                 $632                $432
                                                                               ====                ====


      The pension plan's funding status at December 31 was:

                                                                              1993                1992
                                                                              ----                ----
                                                                                (dollars in thousands)
            Accumulated benefit obligation, including vested
              benefits of $5,963 and $3,983                                  $6,536              $4,406

            Effect of anticipated future compensation and
              other events                                                    2,472               2,392
                                                                             ------              ------

            Projected benefit obligation                                      9,008               6,798

            Fair value of assets held in the plan                             9,121               7,806
                                                                             ------              ------

               Plan assets in excess of projected benefit
                 obligation                                                     113               1,008

            Net unrecognized gain from past experience
              different than assumed                                         (1,056)             (1,260)
            Unrecognized transitional asset                                    (591)               (636)
            Unrecognized prior service cost                                    (127)               (141)
                                                                             ------              ------

               Net pension liability included in other liabilities           $1,661              $1,029
                                                                             ======              ======


      The weighted average discount rate used to measure the projected benefit obligation was reduced from 8% at December 31, 1992 to 7% at December 31, 1993. In addition, the rate of increase in future compensation levels was reduced from 6.5% at December 31, 1992 to 4.5% at December 31, 1993. The weighted average expected long-term rate of return on assets was 8.0% for both 1993 and 1992.

      The Company also sponsors a supplemental benefit plan which provides supplemental retirement benefits on a nonqualified basis to certain executives whose benefits under the pension plan are restricted by various limitations under the Internal Revenue Code. Supplemental benefit expense was $182,000 and $152,000 for 1993 and 1992, respectively.

      On January 1, 1993, the Company adopted Financial Accounting Standard No. 106 "Employers' Accounting for Postretirement Benefits Other Than Pensions" which deals principally with employers' recognition of retiree medical and life insurance benefit costs and obligations. The Company recognized $122,000 of net periodic postretirement benefit cost in 1993 related to the accounting change. Adoption of this new standard had an immaterial impact on the Company's financial position and results of operations.

NOTE 3 - INCOME TAXES

      The provision for income taxes consists of the following:

                                                                             1993                1992
                                                                             ----                ----
                                                                              (dollars in thousands)

            Current federal                                                 $21,107             $16,600
            Current state                                                     2,517               1,882
            Deferred federal                                                 (1,586)             (1,100)
            Deferred state                                                      144                 292
            Adjustment to deferred income tax
              liability for change in tax rate                                1,223                 -
                                                                            -------             -------

                                                                            $23,405             $17,674
                                                                            =======             =======

      Income taxes paid during the year were $24.4 million in 1993 and $18.2 million in 1992. Included in deferred income taxes and the provision for income taxes as of and for the year ended December 31, 1993 is an additional accrual of approximately $1.2 million to reflect the effect of the 1993 increase in income tax rates on the temporary differences existing at the date of enactment.

      The provision for income taxes differs from the amount computed by applying the statutory federal tax rate to income before income taxes as follows:

                                                                             1993                1992
                                                                             ----                ----
                                                                              (dollars in thousands)

            Income tax computed at 35% in 1993 and
              34% in 1992                                                   $20,191             $15,984
            State income taxes net of federal tax benefit                     1,730               1,435
            Effect of change in rates on temporary
              differences                                                     1,223                 -
            Other                                                               261                 255
                                                                            -------             -------

                                                                            $23,405             $17,674
                                                                            =======             =======


      Significant components of the Company's deferred income tax liability are as follows:

                                                                             1993                1992
                                                                             ----                ----
                                                                              (dollars in thousands)

            Property and equipment, principally
              due to depreciation                                           $50,280             $50,665
            Accrued vacation liability                                         (669)               (617)
            Accrued pension liability                                          (649)               (402)
            Other                                                            (3,799)             (4,264)
                                                                            -------             -------

            Net deferred tax liability                                      $45,163             $45,382
                                                                            =======             =======


      The Internal Revenue Service has proposed tax adjustments for the years 1986 through 1989 in the approximate amount of $3,100,000. The IRS challenged the investment tax credits (ITC) claimed on transitional property under the Tax Reform Act of 1986, certain intangible allocations of a 1988 acquisition, and the treatment of make-ready expenditures as part of cable plant costs. The years 1990 and 1991 are also part of this audit, but the IRS does not intend to propose adjustments until the appeal for the prior years has been considered. Management believes that its original filing position was correct and will file an appeals protest of all issues in early 1994. Since 1985, the Company has recognized $5,500,000 in net transitional ITC tax benefits and approximately $1,000,000 in tax benefits for the amortization of the 1988 acquisition intangibles being challenged.

NOTE 4 - ACCOUNTS RECEIVABLE

      Accounts receivable consist primarily of amounts due from the Company's subscribers for cable and related services and amounts due from advertisers. During 1993, the Company ceased charging subscribers for certain equipment which was not returned to the Company upon disconnection of service. Since equipment charges were fully offset by a provision for doubtful accounts, the change in policy resulted in a significant decrease in the allowance for doubtful accounts. The components of accounts receivable and the related allowance consist of:

                                                                                   December 31,
                                                                            1993                1992
                                                                            ----                ----
                                                                             (dollars in thousands)

            Accounts receivable
               Cable                                                       $ 4,540             $ 4,805
               Advertising                                                   4,689               3,770
               Equipment                                                       112               1,169
               Other                                                         1,425                 618
                                                                           -------             -------

                                                                            10,766              10,362
                                                                           -------             -------


            Allowance for doubtful accounts
               Cable                                                           682                 496
               Advertising                                                     333                 294
               Equipment                                                       112               1,169
               Other                                                           -                   -
                                                                           -------             -------

                                                                             1,127               1,959
                                                                           -------             -------

            Accounts receivable, net                                       $ 9,639             $ 8,403
                                                                           =======             =======

NOTE 5 - INVESTMENTS AND OTHER ASSETS

      Investments and other assets, stated at the lower of cost or net realizable value, consist of:

                                                                                   December 31,
                                                                            1993                1992
                                                                            ----                ----
                                                                             (dollars in thousands)

            Investment in PPVN, Inc. ("Viewer's Choice")                   $ 5,770             $ 5,466
            Investment in U.K. franchises                                      -                 1,313
            Other, primarily equity investments                              7,554               5,715
                                                                           -------             -------

                                                                           $13,324             $12,494
                                                                           =======             =======

      The Company's remaining rights to provide cable and telecoms services within the United Kingdom were sold in April and July 1993 for $3.9 million resulting in a gain of $2.2 million.

      In January 1992, the Company sold its investment in QVC Network, Inc. resulting in a gain of $1.2 million.

      Other investments include marketable equity investments which are recorded at a cost of $2.3 million and have a market value of $12.3 million at December 31, 1993. The remainder of other investments consists primarily of equity investments for which a ready market does not exist; however, management believes that the existing carrying value approximates the fair value of such investments.

NOTE 6 - LONG-TERM DEBT

      Long-term debt consists of the following:

                                                                                  December 31,
                                                                           1993                1992
                                                                           ----                ----
                                                                            (dollars in thousands)

            Term notes payable (A)                                        $225,000            $250,000
            Revolving credit and term loan agreements (B)                   51,425              54,108
            Other (C)                                                        1,947                  87
                                                                          --------            --------

                                                                          $278,372            $304,195
                                                                          ========            ========


      (A) The Company issued privately-placed unsecured, medium-term notes in 1986, 1988 and 1991. The notes were issued at par in the aggregate amount of $310 million with interest payable semi-annually at rates ranging from 8.75% to 9.44%. Through December 31, 1993, the Company has repaid $85 million. The Company intends to refinance notes due in 1994 with either funds available under the revolving credit agreements or a new term loan. The remaining note balances mature as follows:

                1994                 $30 million                         1997                  $50 million
                1995                 $40 million                         1998                  $50 million
                1996                 $40 million                         1999                  $15 million

            The loan agreements contain restrictive provisions relating to stock redemptions, dividend payments, total debt in relation to cash flow, limitations on secured debt, and limitations regarding certain sales, mergers and other transactions. Through December 31, 1993, the Company was in compliance with all such restrictive provisions.

      (B) The Company's unsecured revolving credit and term loan agreements with four commercial banks provide $100 million of revolving credit lines which mature in early 1997. The Company has the option to convert revolving loans outstanding on the maturity dates into term loans payable in six equal annual installments.

            At the Company's option, loans bear interest tied to the bank prime rate, the London Interbank Offered Rate (LIBOR), the bank Certificate of Deposit (CD) rate, or a rate agreed upon from time to time between the Company and each bank. The rates can be fixed for periods ranging from one day to one year and are subject to certain adjustments at varying levels of debt in relation to operating cash flow. The banks charge commitment fees ranging from 1/8% to 3/8% on the unused portion of the revolving credit lines. The agreements contain restrictive provisions similar to those described in (A) above.

      (C) Other notes payable include amounts due for capital lease obligations and sundry other notes.

      Based on the borrowing rates currently available to the corporation for loans with similar terms and average maturities, the fair value of term notes payable approximated $234 million and $263 million at December 31, 1993 and 1992, respectively. The carrying value of the Company's revolving credit and term loan agreements at December 31, 1993 and 1992 approximated fair value.

      The Company paid interest of $23.9 million in 1993 and $28.4 million in 1992.

NOTE 7 - STOCKHOLDERS' DEFICIT

      The Company has a capital deficit at December 31, 1993 and 1992 resulting from a return of capital paid to stockholders in May, 1988.

      Notes received in exchange for stock sold to employees are full recourse notes and are shown in the accompanying balance sheet as a contra-equity account. The notes bear interest ranging from 6.50% to 9.25%. The interest rates on the notes receivable are established annually at rates which approximate market.

      Class B common stock and capital deficit accounts changed as follows:

                                                                         Class B
                                                                         common               Capital
                                                                          stock               deficit
                                                                         -------              -------
                                                                             (dollars in thousands)
            Balance at December 31, 1991                                $   6,927            $(262,819)

               Purchase of 9,945 shares of Class B stock                      (24)                (455)
               Sale of 12,510 shares of Class B stock                          31                  571
                                                                        ---------            ---------

            Balance at December 31, 1992                                    6,934             (262,703)

               Purchase of 8,520 shares of Class B stock                      (21)                (390)
               Sale of 14,900 shares of Class B stock                          37                  683
                                                                        ---------            ---------

            Balance at December 31, 1993                                $   6,950            $(262,410)
                                                                        =========            =========

NOTE 8 - COMMITMENTS AND CONTINGENCIES

      Effective September 1, 1993, the Company adjusted subscriber rates to comply with FCC standards issued to regulate such rates as contemplated by the Cable Television Consumer Protection and Competition Act of 1992. The Company's adjusted subscriber rates are subject to local and/or federal governmental review. Management does not expect that rate reviews will have an adverse impact on established rates.

      TeleCable and its subsidiaries lease utility poles and certain other facilities used in their operations. Total rent expense was $2.8 million and $2.7 million in 1993 and 1992, respectively.

      On December 31, 1993, TeleCable and its subsidiaries were committed under non-cancelable operating leases which expire at various dates through 2069 and require the following minimum rents:

                1994                  $  894,000                 1997                   $  661,000
                1995                  $  836,000                 1998                   $  640,000
                1996                  $  722,000                 Thereafter             $1,255,000

      In the ordinary course of business the Company has committed to invest in the renewal and expansion of its cable distribution plant and support its other cable related investments.

                   TCI COMMUNICATIONS, INC. AND SUBSIDIARIES
                      (formerly Tele-Communications, Inc.)

               Condensed Pro Forma Combined Financial Statements

                                 June 30, 1994
                                  (unaudited)


         The following unaudited condensed pro forma combined balance sheet of TCIC, dated as of June 30, 1994, assumes that (i) the proposed TeleCable Merger and (ii) the combination of TCIC and Liberty Media Corporation ("Liberty"), whereby TCIC and Liberty each became a wholly-owned subsidiary of TCI (the "TCI/Liberty Mergers"), had occurred as of such date. See notes 1 and 2.

         In addition, the following unaudited condensed pro forma combined statements of operations of TCIC for the six months ended June 30, 1994 and the year ended December 31, 1993 assume that the proposed TeleCable Merger and the TCI/Liberty Mergers (collectively the "Mergers") had occurred prior to January 1, 1993.

         The unaudited pro forma results do not purport to be indicative of the results of operations that would have been obtained if the Mergers had occurred prior to January 1, 1993. These condensed pro forma combined financial statements of TCIC should be read in conjunction with the condensed pro forma financial statements and the related notes thereto of TCI and Liberty included elsewhere herein and the respective historical financial statements and the related notes thereto of TCIC and Liberty. The pro forma financial statements of TCI represent a combination of the separate pro forma statements of TCIC and Liberty in giving effect to the Mergers.

                   TCI COMMUNICATIONS, INC. AND SUBSIDIARIES
                      (formerly Tele-Communications, Inc.)

                   Condensed Pro Forma Combined Balance Sheet
                                  (unaudited)


                                                                     June 30, 1994
                                           -------------------------------------------------------------------
                                             TCIC           TeleCable            Pro forma             TCIC
                                           Historical       Historical       Adjustments(1)(2)       Pro forma
                                           ----------       ----------       -----------------       ---------
Assets                                                             amounts in millions
- ------
Cash and receivables                       $    219               16               --                    235

Investment in Liberty and
   related receivables                          522               --             (217) (3)               305

Investment in other affiliates
   and Turner Broadcasting System,
   Inc., and related receivables              1,483               20               --                  1,503

Property and equipment, net of
   accumulated depreciation                   5,207              249              333  (4)             5,789

Franchise costs and other assets,
   net of amortization                        9,687               23            1,036  (4)            11,537
                                                                                  791  (5)
                                           --------            -----            -----                 ------
                                           $ 17,118              308            1,943                 19,369
                                           ========            =====            =====                 ======

Liabilities and Stockholders' Equity
- ------------------------------------

Payables and accruals                      $    859               29               --                    888

Debt                                         10,111              285               --                 10,396

Deferred income taxes                         3,420               47              791  (5)             4,258

Other liabilities                                99                5               --                    104
                                           --------            -----            -----                 ------
      Total liabilities                      14,489              366              791                 15,646
                                           --------            -----            -----                 ------

Minority interests                              318                3               --                    321

Redeemable preferred stocks                      --               --               --                     --

Common stockholders' equity:
   Class A common stock                         483               --               --                    483
   Class B common stock                          47                7               (7) (6)                47
   Additional paid-in capital (deficit)       2,310             (262)             262  (6)             3,618
                                                                                1,308  (7)
   Cumulative foreign currency
      translation adjustment                    (14)              --               --                    (14)
   Unrealized holding gains for
      available-for-sale securities             128                4               (4) (6)               128
   Note receivable from executive
      stock purchase plan                        --               (3)               3  (6)                --
   Accumulated earnings (deficit)              (310)             193             (193) (6)              (310)
   Treasury stock, at cost                     (333)              --              333  (8)                --
   Investment in TCI                             --               --             (217) (3)              (550)
                                                                                 (333) (8)
                                           --------            -----            -----                 ------
                                              2,311              (61)           1,152                  3,402
                                           --------            -----            -----                 ------
                                           $ 17,118              308            1,943                 19,369
                                           ========            =====            =====                 ======


See accompanying notes to unaudited condensed pro forma combined financial statements.

                   TCI COMMUNICATIONS, INC. AND SUBSIDIARIES
                      (formerly Tele-Communications, Inc.)

              Condensed Pro Forma Combined Statement of Operations
                                  (unaudited)


                                                                Six months ended June 30, 1994
                                           -------------------------------------------------------------------------
                                              TCIC          TeleCable         Pro forma             TCIC
                                           Historical       Historical    Adjustments(1)(2)       Pro forma
                                           ----------       ----------    -----------------       ---------
                                                                 amounts in millions,
                                                               except per share amounts
Revenue                                     $ 2,141              146           --                  2,287

Operating, selling, general and
   administrative expenses and
   compensation relating to stock
   appreciation rights                       (1,221)             (82)          --                 (1,303)

Depreciation and amortization                  (481)             (23)         (23) (9)              (527)
                                            -------             ----          ---                 ------

      Operating income                          439               41          (23) (9)               457

Interest expense                               (363)             (11)          --                   (374)

Interest and dividend income                     20               --           --                     20

Share of earnings of Liberty                     24               --          (24) (10)               --

Share of losses of other
   affiliates, net                              (30)              --           --                    (30)

Loss on early extinguishment of debt             (2)              --           --                     (2)

Other income, net                                 2               --           --                      2
                                            -------             ----          ---                 ------

      Earnings before income taxes               90               30         (47)                    73

Income tax expense                              (52)             (12)         19  (11)              (45)
                                            -------             ----          ---                ------

      Net earnings                          $    38               18         (28)                    28
                                            =======            =====         ====               =======

Primary and fully diluted earnings per
   common and common
   equivalent share                         $   .08
                                            =======


See accompanying notes to unaudited condensed pro forma combined financial statements.

                   TCI COMMUNICATIONS, INC. AND SUBSIDIARIES
                      (formerly Tele-Communications, Inc.)

              Condensed Pro Forma Combined Statement of Operations
                                  (unaudited)


                                                            Year ended December 31, 1993
                                           --------------------------------------------------------------
                                             TCIC           TeleCable         Pro forma           TCIC
                                           Historical       Historical    Adjustments(1)(2)     Pro forma
                                           ----------       ----------    -----------------     ---------
                                                                amounts in millions,
                                                             except per share amounts
Revenue                                    $  4,153              287               --             4,440

Operating, selling, general and
   administrative expenses and
   compensation relating to stock
   appreciation rights                       (2,326)            (163)              --            (2,489)

Depreciation and amortization                  (911)             (45)             (47)(9)        (1,003)
                                           --------             ----            -----            ------

      Operating income                          916               79              (47)              948

Interest expense                               (731)             (24)              --              (755)

Interest and dividend income                     34               --               --                34

Share of earnings of Liberty                      4               --               (4)(10)           --

Share of losses of other
   affiliates, net                              (76)              --               --               (76)

Gain on dispositions                             42                2               --                44

Loss on early extinguishment of debt            (17)              --               --               (17)

Other income, net                               (11)              --               --               (11)
                                           --------             ----            -----            ------

      Earnings before income taxes              161               57              (51)              167

Income tax expense                             (168)             (23)              21 (11)         (170)
                                           --------             ----            -----            ------

      Net earnings (loss)                        (7)              34              (30)               (3)

Dividend requirement on
   redeemable preferred stocks                   (2)              --                2 (12)           --
                                           --------             ----            -----            ------

      Net earnings (loss) applicable
         to common shareholders            $     (9)              34              (28)               (3)
                                           ========             ====            =====            ======

Loss per common share                      $   (.02)
                                           ========


See accompanying notes to unaudited condensed pro forma combined financial statements.

                   TCI COMMUNICATIONS, INC. AND SUBSIDIARIES
                      (formerly Tele-Communications, Inc.)

           Notes to Condensed Pro Forma Combined Financial Statements

                                 June 30, 1994
                                  (unaudited)


(1) As of August 8, 1994, TCI, TCIC and TeleCable entered into a definitive merger agreement whereby TeleCable will be merged into TCIC. The aggregate $1.6 billion purchase price will be satisfied by TCIC's assumption of approximately $300 million of TeleCable's net liabilities and the issuance to TeleCable's shareholders of shares of TCI Class A common stock (currently estimated to be approximately 42 million shares) and 1 million shares of TCI Convertible Preferred Stock, Series D with an aggregate initial liquidation value of $300 million. Such preferred stock, which will accrue dividends at a rate of 5.5% per annum, will be convertible into 10 million shares of TCI Class A common stock and will be redeemable by TCI after five years. Although the amount of net liabilities to be assumed by TCIC and the number of TCI Class A common shares to be issued to TeleCable's shareholders are subject to closing adjustments, management does not believe that any such adjustments will be material. The merger agreement requires the approval of TeleCable's shareholders and various franchise and government authorities.

(2) The TCI/Liberty Mergers, which were consummated on August 4, 1994, were structured as a tax free exchange whereby the common stock of Old TCI and Liberty and the preferred stock of Liberty were exchanged for like shares of TCI. The merger agreement provided that each share of Old TCI's and Liberty's common stock (including shares held by Old TCI's or Liberty's subsidiaries) would be converted into one share and
         0.975 of a share, respectively, of the corresponding class of TCI's common stock. Shares of Liberty Class E Preferred Stock were converted into shares of a preferred stock of TCI having designations, preferences, rights and qualifications, limitations and restrictions substantially identical to the shares of preferred stock being converted. Shares of the remaining Liberty preferred stock held by subsidiaries of Old TCI were converted into shares of a class or series of TCI preferred stock having an equivalent value.

(3) Represents the conversion of Old TCI's investment in Liberty common stock into an investment in TCI common stock and the conversion of Old TCI's investment in Liberty preferred stock into an investment in TCI preferred stock having an equivalent value. Such amount is reflected as a reduction of stockholders' equity due to its related party nature. Such conversion of shares is reflected at the carryover basis of Old TCI's investment in Liberty. See note (2) above.

(4) Represents an allocation of the $1.6 billion purchase price of TeleCable to its tangible and intangible assets. The cost allocations were estimated using information available at the date of preparation of these condensed pro forma combined financial statements and will be adjusted upon final appraisal of the assets acquired. Therefore, the actual allocations may differ from those allocations reflected herein.

(5) Represents the estimated incremental deferred income tax liability associated with the TeleCable purchase price allocations, as described in note (4) above. The adjustment assumes a combined federal and state income tax rate of 41%.

(6) Represents the elimination of TeleCable's historical stockholders' deficit, including the note receivable from the employee stock purchase plan. Pursuant to the TeleCable Merger agreement, any portion of such note receivable that remains unpaid at closing will not be included in the calculation of net liabilities to be assumed by TCIC at closing.

                                                                     (continued)

                   TCI COMMUNICATIONS, INC. AND SUBSIDIARIES
                      (formerly Tele-Communications, Inc.)

           Notes to Condensed Pro Forma Combined Financial Statements

                                 June 30, 1994
                                  (unaudited)
(7) Represents TCI's capital contribution to TCIC resulting from the issuance by TCI to TeleCable shareholders of shares of TCI Class A common stock (currently estimated to be approximately 42 million shares) and 1 million shares of TCI Convertible Preferred Stock, Series D with an aggregate liquidation of $300 million. The number of TCI Class A common shares to be issued, which will be calculated using a per share value of $24, is dependent upon the amount of net liabilities of TeleCable that is assumed by TCIC at closing and certain other factors. See note (1) above.

(8) Reflects the reclassification to "Investment in TCI" of 79,335,038 shares of Old TCI Class A common stock held by subsidiaries of Old TCI replaced with TCI common stock of the corresponding class. See note
         (2) above.

(9) Represents depreciation and amortization of the allocated TeleCable purchase price, based upon weighted average lives of 12-1/2 years for property and equipment and 40 years for franchise costs. See note (4) above.

(10) Reflects the elimination of Old TCI's share of Liberty's historical earnings. See notes (2) and (3) above.

(11)     Reflects the estimated income tax effect of the pro forma adjustments.

(12) Reflects the elimination of the preferred stock dividend requirement on Old TCI preferred stock converted into common stock of Old TCI during the year ended December 31, 1993.

                           LIBERTY MEDIA CORPORATION

                    Condensed Pro Forma Financial Statements

                                 June 30, 1994
                                  (unaudited)


         The following unaudited condensed pro forma balance sheet of Liberty, as of June 30, 1994, assumes Liberty had changed its accounting for its investment in QVC, Inc. ("QVC") to the cost method and that the sale by Liberty of the 49.9% partnership interest in American Movie Classics Company ("AMC") had occurred as of such date. Additionally, such balance sheet also assumes that the TCI/Liberty Mergers, had occurred as of such date (see note 4).

         In addition, the following unaudited condensed pro forma statements of operations of Liberty for the six months ended June 30, 1994 and for the year ended December 31, 1993 assume the following had occurred prior to January 1, 1993:

         (a) the change in accounting for Liberty's investment in QVC to the cost method,

         (b)     the sale by Liberty of its 49.9% partnership interest in AMC,

         (c)     the Recapitalization Agreement, as defined in note 10,

         (d) the acquisition of 20 million shares of Class B common stock of Home Shopping Network, Inc. ("HSN"),

         (e)     the Tender, as defined in note 11,

         (f) the acquisition of all general and limited partnership interests in Mile Hi Cablevision Associates, Ltd. ("Mile Hi") as described in note 12,

         (g) the conversion of all the outstanding shares (10,974 shares) of Liberty's Class A Convertible Preferred Stock ("Class A Preferred Stock") into 4,405,678 shares of Liberty Class A common stock and 55,070 shares of Class E, 6% Cumulative Redeemable Exchangeable Junior Preferred Stock ("Class E Preferred Stock"), and

         (h)     the TCI/Liberty Mergers.

         The unaudited pro forma results do not purport to be indicative of the results of operations that would have been obtained if the foregoing events had actually occurred prior to January 1, 1993. These condensed pro forma financial statements of Liberty should be read in conjunction with the condensed pro forma financial statements and related notes thereto of TCIC and TCI included elsewhere herein and the respective historical financial statements and the related notes thereto of Liberty and TCIC. The pro forma financial statements of TCI represent a combination of the separate pro forma statements of Liberty and TCIC.

                           LIBERTY MEDIA CORPORATION

                       Condensed Pro Forma Balance Sheet
                                  (unaudited)

                                                                       June 30, 1994
                                                 -----------------------------------------------------------
                                                   Liberty              Pro forma                Liberty
                                                 Historical       Adjustments(1)(2)(4)          Pro forma
                                                 ----------       --------------------          ---------
Assets                                                            amounts in thousands
- ------
Cash, receivables, inventories,
   prepaids and other current
   assets, net                                   $  279,303            180,429 (3)                 459,732

Investment in and advances to
   affiliates and others                            872,709              2,779 (3)                 771,477
                                                                      (104,011)(4)

Property and equipment, net of
   accumulated depreciation                         248,680                 --                     248,680

Franchise costs, intangibles
   and other assets,
   net of amortization                              445,718                 --                     445,718
                                                 ----------           --------                   ---------

                                                 $1,846,410             79,197                   1,925,607
                                                 ==========           ========                   =========

Liabilities and Stockholders' Equity
- ------------------------------------

Payables and accruals                            $  322,531             50,000 (3)                 372,531

Debt                                                415,556                 --                     415,556

Deferred income taxes                               154,958             21,594 (3)                 176,552


Other liabilities                                     3,060                 --                       3,060
                                                 ----------           --------                   ---------

      Total liabilities                             896,105             71,594                     967,699
                                                 -----------          --------                   ---------

Minority interests                                  187,190                 --                     187,190

Preferred stock subject to
   mandatory redemption                             161,947           (161,947)(5)                      --

Common stockholders' equity:
   Class E Preferred Stock                               17                (17)(5)                      --
   Class A common stock                              87,515                 --                      87,515
   Class B common stock                              43,339                 --                      43,339
   Additional paid-in capital                       231,106            161,964 (5)                 393,070
   Unrealized holding gains for
      available-for-sale securities                 241,471                 --                     241,471
   Retained earnings                                 12,761            111,614 (3)                 124,375
   Note receivable from
      related party                                 (15,041)                --                     (15,041)
                                                 ----------           --------                   ---------
                                                    601,168            273,561                     874,729
                                                 ----------           --------                   ---------

Investment in TCI                                        --           (104,011)(4)                (104,011)
                                                 ----------           --------                   ---------

                                                 $1,846,410             79,197                   1,925,607
                                                 ==========           ========                   =========


See accompanying notes to unaudited condensed pro forma financial statements.

                           LIBERTY MEDIA CORPORATION

                  Condensed Pro Forma Statement of Operations
                                  (unaudited)


                                                                      Six months ended June 30, 1994
                                                             ------------------------------------------------
                                                                                 Pro forma
                                                               Liberty          Adjustments          Liberty
                                                             Historical          (1)(2)(4)          Pro forma
                                                             ----------         ------------        ---------
                                                                            amounts in thousands,
                                                                          except per share amounts
Revenue                                                       $ 675,485             --               675,485

Operating, selling, general and
   administrative expenses                                     (612,221)            --              (612,221)

Depreciation and amortization                                   (26,930)            --               (26,930)
                                                              ----------        -------             ---------

      Operating income                                           36,334             --                36,334

Interest expense                                                (18,936)            --               (18,936)

Dividend and interest income                                     12,361             --                12,361

Share of earnings of affiliates, net                             21,945          (3,022) (6)          10,378
                                                                                 (8,545) (7)

Minority interests                                               (5,521)            --                (5,521)

Provision for impairment of
   investment                                                    (2,233)            --                (2,233)

Other, net                                                       (2,429)            --                (2,429)
                                                              ---------         -------             --------

      Earnings before income taxes                               41,521         (11,567)              29,954

Income tax expense                                              (17,024)          4,279 (8)          (12,745)
                                                              ---------         -------             --------

      Net earnings                                               24,497          (7,288)              17,209

Dividend requirement on redeemable
   preferred stocks                                             (11,736)         11,736 (9)               --
                                                              ---------         -------             --------

      Net earnings attributable to
         common shareholders                                  $  12,761           4,448               17,209
                                                              =========         =======             ========

Primary and fully diluted earnings
   per common and common equivalent
   share                                                      $     .10
                                                              =========


See accompanying notes to unaudited condensed pro forma financial statements.

                           LIBERTY MEDIA CORPORATION

              Condensed Pro Forma Combined Statement of Operations
                                  (unaudited)

                                                                     Year ended December 31, 1993
                               --------------------------------------------------------------------------------------------------
                                                                                                       Pro forma         Liberty
                                 Liberty     Effect of Recap-         HSN            Mile Hi          Adjustments       Pro forma
                               Historical    italization (10)    Historical(11)   Historical(12)   (1)(2)(4)(11)(12)    Combined
                               ----------    ----------------    --------------   --------------   -----------------   ----------
                                                                       amounts in thousands,
                                                                     except per share amounts
Revenue                        $1,153,256            --              103,640            7,568             --            1,264,464

Operating, selling, general
   and administrative expenses (1,104,890)           --             (103,718)          (4,989)            --           (1,213,597)

Depreciation and amortization     (49,269)           --               (2,579)          (1,479)         (5,358)(13)        (58,685)
                               ----------          -----            --------           ------         -------          ----------

      Operating income (loss)        (903)           --               (2,657)           1,100          (5,358)             (7,818)

Interest expense                  (31,080)           --               (2,146)          (2,180)         (7,702)(14)        (40,928)
                                                                                                        2,180 (15)

Dividend and interest income       23,549            --                1,633                6            --                25,188

Gain on sale of investment         31,972            --                  --               --             --                31,972

Loss on transactions with TCIC    (30,296)           --                  --               --             --               (30,296)

Share of earnings of affiliates
   net                             34,044            --                  --               --          (13,978)(6)           9,133
                                                                                                      (11,313)(7)
                                                                                                          380 (16)

Minority interests                    289            --                  --               --               57 (17)          3,884
                                                                                                          170 (18)
                                                                                                        3,368 (19)

Litigation settlements             (7,475)           --                  --               --             --                (7,475)

Other, net                         (1,592)           --                 (847)             --             --                (2,439)
                               ----------          -----            --------           ------         -------          ----------

      Earnings (loss) before
         income taxes and
         extraordinary item        18,508            --               (4,017)          (1,074)        (32,196)            (18,779)

Income tax expense                (11,522)           --               (1,741)             --            9,063 (8)          (4,200)
                               ----------          -----            --------           ------         -------          ----------

      Earnings (loss) before
         extraordinary item         6,986            --               (5,758)          (1,074)        (23,133)            (22,979)

Extraordinary item-loss on
   early extinguishment of debt,
   net of taxes                    (2,191)           --               (5,051)             --             --                (7,242)
                               ----------          -----            --------           ------         -------          ----------

      Net earnings (loss)           4,795            --              (10,809)          (1,074)        (23,133)            (30,221)

Dividend requirement on
   redeemable preferred stocks    (31,972)         9,179                 --               --           23,110 (9)            --
                                                                                                         (317)(20)
                               ----------          -----            --------           ------         -------          ----------

      Net earnings (loss)
         attributable to
         common shareholders   $   (27,177)        9,179             (10,809)          (1,074)           (340)            (30,221)
                               ===========         =====            ========           ======         =======          ==========

Net loss attributable to
   common shareholders before
   extraordinary item          $     (0.19)
Extraordinary item, net              (0.02)
                               -----------
Loss per common share          $     (0.21)
                               ===========

See accompanying notes to unaudited condensed pro forma financial statements.

                           LIBERTY MEDIA CORPORATION

               Notes to Condensed Pro Forma Financial Statements

                                 June 30, 1994
                                  (unaudited)

(1) On July 11, 1994, Rainbow Program Enterprises ("Rainbow") purchased a 49.9% general partnership interest in AMC from Liberty under the terms of a buy/sell provision contained in the AMC partnership agreement.
         In connection with the purchase, Rainbow acquired an option to purchase the remaining 0.1% general partnership interest in AMC from Liberty for $373,000. The proceeds of $180,249,000 included the economic benefit of Liberty's consulting agreement with AMC assigned by Liberty to Cablevision Systems Corporation, the parent company of Rainbow.

(2) On November 11, 1993, Liberty entered into an agreement with the staff of the Federal Trade Commission pursuant to which Liberty agreed to divest all of its equity interests in QVC during an 18 month time period if QVC was successful in its offer to buy Paramount Communications, Inc. ("Paramount") and not to vote or otherwise exercise or influence control over QVC until such time as QVC withdrew its offer for Paramount. Simultaneously, Liberty agreed to withdraw from a stockholders' agreement pursuant to which Liberty and certain other stockholders exercised control over QVC (the "Stockholders' Agreement"). On February 15, 1994, QVC terminated its offer for Paramount. Upon termination of such offer, Liberty had the right to be reinstated as a party to the Stockholders' Agreement so long as such option was exercised within 90 days after such termination.

         On November 16, 1993, Liberty sold 1,690,041 shares of common stock of QVC to Comcast Corporation ("Comcast") for aggregate consideration of approximately $31,461,000. The sale to Comcast reduced Liberty's interest in QVC common stock (on a fully diluted basis) from 21.6% to 18.5%. Liberty continued to account for its investment in QVC under the equity method, although it no longer exercised significant control over such affiliate, due to the pending determination of whether the Company would rejoin the control group under the Stockholders' Agreement. As a result of the election on May 13, 1994 by Liberty to forego the exercise of its option to be reinstated as a party to the Stockholders' Agreement, Liberty began as of that date to account for its investment in QVC under the cost method.

(3) Represents cash received from the sale of the 49.9% partnership interest in AMC by Liberty, pursuant to the terms of the buy/sell provision contained in the AMC partnership agreement (see note 1), and the corresponding increase in investment in affiliates, payables and accruals, and common stockholders' equity. Such increase in investment in affiliates is due to a negative balance in Liberty's carrying value due to distributions in excess of Liberty's basis in such investment. The increase in payables and accruals represents the estimated current income taxes payable on the sale. Increase in deferred income taxes represents the reversal of the temporary difference resulting from basis for income tax purposes in excess of basis for financial statement purposes. The increase in common stockholders' equity is due to the difference between Liberty's carrying value of such investment and the purchase price of the same reduced by the estimated income tax effect. Such gain ($183,208,000) is not reflected in the pro forma combined statement of operations due to its non-recurring nature.


                                                                     (continued)

                           LIBERTY MEDIA CORPORATION

               Notes to Condensed Pro Forma Financial Statements

                                  (unaudited)

(4) The TCI/Liberty Mergers, which were consummated on August 4, 1994, were structured as a tax free exchange whereby the common stock of Old TCI and Liberty and the preferred stock of Liberty were exchanged for like shares of TCI. The merger agreement provided that each share of Old TCI's and Liberty's common stock (including shares held by Old TCI's or Liberty's subsidiaries) would be converted into one share and
         0.975 of a share, respectively, of the corresponding class of TCI's common stock. Shares of Liberty Class E Preferred Stock were converted into shares of a preferred stock of TCI having designations, preferences, rights and qualifications, limitations and restrictions substantially identical to the shares of preferred stock being converted. Shares of the remaining Liberty preferred stock held by subsidiaries of Old TCI were converted into shares of a class or series of TCI preferred stock having an equivalent value. Adjustment represents the conversion of Liberty's investment in Old TCI common stock into an investment in TCI common stock. Such amount is reflected as a reduction of stockholders' equity due to its related party nature. Such conversion of shares is reflected at the carryover basis of Liberty's investment in Old TCI.

(5) Reflects the elimination of the historical preferred stock of Liberty held by Old TCI or its subsidiaries. Such historical preferred stock of Liberty was converted into TCI preferred stock having an equivalent value. See note 4.

(6)      Elimination of share of earnings of QVC through May 13, 1994.

(7)      Elimination of share of earnings of AMC.

(8)      Estimated income tax effect of the pro forma adjustments.

(9) Reflects the elimination of the preferred stock dividend requirement on Liberty preferred stock converted into preferred stock of TCI. See note 4.

(10) On June 3, 1993, Liberty completed the transaction contemplated by the Recapitalization Agreement entered into on March 26, 1993 with certain subsidiaries of Old TCI (such transaction is included in the Liberty historical column of the pro forma balance sheet). Pursuant to the Recapitalization Agreement, Liberty purchased 100% of the outstanding shares of its Class C Redeemable, Exchangeable Preferred Stock (the "Class C Preferred Stock") and 927,900 shares of its Class A common stock. Liberty paid a purchase price of approximately $175 million for the Class C Preferred Stock and approximately $19 million for the Class A common stock. The aggregate purchase price of approximately $194 million was satisfied by delivery of $12 million in cash and four promissory notes totaling $182 million. In the accompanying unaudited condensed pro forma statements of operations, the preferred stock dividend requirement on such purchased preferred stock has been eliminated.


                                                                     (continued)

                           LIBERTY MEDIA CORPORATION

               Notes to Condensed Pro Forma Financial Statements

                                  (unaudited)


(11) On February 11, 1993, Liberty acquired from RMS Limited Partnership 20,000,000 shares of Class B common stock (the "Class B Stock") of HSN for an aggregate purchase price of $58 million in cash and 8,000,000 shares of the Class A common stock of Liberty. Additionally, on June 1, 1993, Liberty completed the purchase of approximately 16 million shares of the common stock ("Common Stock") of HSN at a price of $7.00 per share (the "Tender"). In addition, Liberty had acquired Common Stock of HSN previous to the acquisition of the Class B Stock (such transactions are included in the Liberty historical column of the pro forma balance sheet).

(12) On March 15, 1993, Mile Hi Cable Partners, L.P. ("New Mile Hi") completed the acquisition (the "Acquisition") of all the general and limited partnership interests in Mile Hi, the owner of the cable television system serving Denver, Colorado (such acquisition is included in the Liberty historical column of the pro forma balance sheet). New Mile Hi is a limited partnership formed among Community Cable Television ("CCT") (78% limited partnership interest), Daniels Communications, Inc. ("DCI") (1% limited partnership interest) and P & B Johnson Corp. (21% general partnership interest), a corporation controlled by Robert L. Johnson, a member of the Board of Directors of Liberty. CCT is a general partnership in which a wholly-owned subsidiary of Liberty is a 50.001% partner and a wholly-owned subsidiary of TCIC is a 49.999% partner. New Mile Hi is a consolidated subsidiary of Liberty for financial reporting purposes.

         Prior to the Acquisition, Liberty, through a wholly-owned subsidiary, indirectly owned a 32.175% interest in Mile Hi through its ownership of a limited partnership interest in Daniels & Associates Partners Limited ("DAPL"), one of Mile Hi's general partners.

         DAPL was liquidated on March 12, 1993, at which time a subsidiary of Liberty (and partner in DAPL) received a liquidating distribution consisting of a portion of DAPL's partnership interest in Mile Hi representing the 32.175% interest in Mile Hi and a loan receivable of approximately $50 million (the "Mile Hi Note").

         Of the $110 million in cash required by New Mile Hi to complete the transaction, $105 million was loaned to New Mile Hi by CCT and $5 million was provided by Mr. Johnson's corporation as a capital contribution to New Mile Hi. Of the $5 million contributed by Mr. Johnson's corporation, approximately $4 million was provided by CCT through loans to Mr. Johnson and trusts for the benefit of his children. CCT funded its loans to New Mile Hi and the Johnson interests by drawing down $93 million under its revolving credit facility and by borrowing $16 million from TCIC in the form of a subordinated note.


                                                                     (continued)

                           LIBERTY MEDIA CORPORATION

               Notes to Condensed Pro Forma Financial Statements

                                  (unaudited)


(13) Depreciation and amortization of the purchase price of Mile Hi and HSN allocated to its tangible and intangible assets are based upon weighted average lives of 12-1/2 years for tangible assets, 30 years for intangible assets and 40 years for franchise costs.

(14) Represents interest on borrowings to finance the cash portion of the consideration for the acquisition of the partnership interests in Mile Hi and the interest on the promissory notes delivered to Old TCI pursuant to the Recapitalization Agreement (see note 10). Interest on the borrowings for the Mile Hi acquisition is calculated at the weighted average rate of 6% in effect for the year ended December 31, 1993.

(15) Reflects the reduction in interest expense arising from the assumed repayment of Mile Hi debt at January 1, 1993 and the elimination of the intercompany interest expense recorded by Mile Hi on its debt to CCT.

(16)     Elimination of share of losses of Mile Hi through March 15, 1993.

(17) Represents the interest income on the loan to a minority partner (see note 12).

(18) Represents the minority partners' 22% interest in the pro forma losses of Mile Hi adjusted for the effects of the Acquisition (see note 12).

(19) Represents the minority shareholders' 58.5% interest in the pro forma losses of HSN (see note 11).

(20) Represents the preferred stock dividend requirement on the additional shares of Class E Preferred Stock related to the conversion of all of the outstanding shares (10,974 shares) of Liberty's Class A Preferred Stock into 4,405,678 shares of Liberty Class A common stock and 55,070 shares of Class E Preferred Stock.

                   TELE-COMMUNICATIONS, INC. AND SUBSIDIARIES
                     (formerly TCI/Liberty Holding Company)

               Condensed Pro Forma Combined Financial Statements

                                 June 30, 1994
                                  (unaudited)


         The following unaudited condensed pro forma combined balance sheet of TCI, dated as of June 30, 1994, assumes that (i) the proposed TeleCable Merger and (ii) the TCI/Liberty Mergers, had occurred as of such date. See notes (1) and (2).

         In addition, the following unaudited condensed pro forma combined statements of operations of TCI for the six months ended June 30, 1994 and the year ended December 31, 1993 assume that the Mergers had occurred prior to January 1, 1993.

         The unaudited pro forma results do not purport to be indicative of the results of operations that would have been obtained if the Mergers had occurred prior to January 1, 1993. These condensed pro forma combined financial statements of TCI should be read in conjunction with the condensed pro forma financial statements and the related notes thereto of TCIC and Liberty included elsewhere herein and the respective historical financial statements and the related notes thereto of TCIC and Liberty. The pro forma financial statements of TCI represent a combination of the separate pro forma statements of TCIC and Liberty in giving effect to the Mergers.

                   TELE-COMMUNICATIONS, INC. AND SUBSIDIARIES
                     (formerly TCI/Liberty Holding Company)

                   Condensed Pro Forma Combined Balance Sheet
                                  (unaudited)

                                                                     June 30, 1994
                                             -------------------------------------------------------------
                                                TCIC         Liberty       Pro forma               TCI
                                             Pro forma      Pro forma   adjustments(1)(2)      Pro forma
                                             ----------     ----------  -----------------     ------------
Assets                                                            amounts in millions
- ------
Cash, receivables and other
   current assets                             $   235            460             --                  695

Investment in and advances to Liberty             305             --           (213) (3)              --
                                                                                (92) (4)

Investment in other affiliates and
   Turner Broadcasting System, Inc.,
   and related receivables                      1,503            771             --                2,274

Property and equipment, net of
   accumulated depreciation                     5,789            249             --                6,038

Franchise costs, intangibles and
   other assets, net of amortization           11,537            446             --               11,983
                                              -------          -----           ----               ------

                                              $19,369          1,926           (305)              20,990
                                              =======          =====           ====               ======

Liabilities and Stockholders' Equity
- ------------------------------------

Payables and accruals                         $   888            345             --                1,233

Due to TCIC                                        --            213           (213) (3)              --

Debt                                           10,396            230             --               10,626

Deferred income taxes                           4,258            177             (5) (6)           4,430

Other liabilities                                 104              3             --                  107
                                              -------          -----           ----               ------

      Total liabilities                        15,646            968           (218)              16,396
                                              -------          -----           ----               ------

Minority interests                                321            187            (92) (4)             416

Class A Preferred Stock                            --             --             --  (5)              --

Stockholders' equity:
   Preferred Stock                                 --             --              1  (7)               1
   Class A common stock                           483             88             42  (7)             611
                                                                                 (2) (8)
   Class B common stock                            47             43             (1) (8)              89
   Additional paid-in capital                   3,618            393            (43) (7)           3,867
                                                                               (109) (5)
                                                                                  5  (6)
                                                                                  3  (8)
   Cumulative foreign currency
      translation adjustment                      (14)            --             --                  (14)
   Unrealized holding gains for
      available-for sale securities               128            242             --                  370
   Retained earnings (deficit)                   (310)           124             --                 (186)
   Receivable from related party                   --            (15)            --                  (15)
   Treasury stock                                  --             --           (545) (5)            (545)
   Investment in TCI                             (550)          (104)           654  (5)              --
                                              -------          -----           ----               ------
                                                3,402            771              5                4,178
                                              -------          -----           ----               ------

                                              $19,369          1,926           (305)              20,990
                                              =======          =====           ====               ======

See accompanying notes to unaudited condensed pro forma combined financial statements.

                   TELE-COMMUNICATIONS, INC. AND SUBSIDIARIES
                     (formerly TCI/Liberty Holding Company)

              Condensed Pro Forma Combined Statement of Operations
                                  (unaudited)


                                                                  Six months ended June 30, 1994
                                                 ----------------------------------------------------------------
                                                   TCIC           Liberty          Pro forma             TCI
                                                 Pro forma       Pro forma     adjustments(1)(2)      Pro forma
                                                 ---------       ---------     -----------------     ------------
                                                        amounts in millions, except per share amounts
Revenue                                             $ 2,287          675           (35)(9)              2,927

Operating, selling, general and
   administrative expenses and
   compensation relating to
   stock appreciation rights                         (1,303)        (612)           35 (9)             (1,880)

Depreciation and amortization                          (527)         (27)           --                   (554)
                                                    --------       -----          ----                -------

      Operating income                                  457           36            --                    493

Interest expense                                       (374)         (19)           21 (10)              (372)

Interest and dividend income                             20           12           (21)(10)                11

Share of earnings (losses) of
   affiliates, net                                      (30)          10            --                    (20)

Loss on early extinguishment of debt                     (2)          --            --                     (2)

Other income (expense), net                               2           (9)           --                     (7)
                                                    -------        -----          ----                -------

      Earnings before income taxes                       73           30            --                    103

Income tax expense                                      (45)         (13)           --                    (58)
                                                    -------        -----          ----                -------

      Net earnings                                       28           17            --                     45

Dividend requirement on
   redeemable preferred stocks                           --           --           (13)(11)               (13)
                                                    -------        -----          ----                -------

      Net earnings attributable
         to common shareholders                     $    28           17           (13)                    32
                                                    =======        =====          ====                =======

Primary and fully diluted earnings
   attributable to common shareholders per
   common and common equivalent share                                                                 $   .05 (13)
                                                                                                      =======


See accompanying notes to unaudited condensed pro forma combined financial statements.

                   TELE-COMMUNICATIONS, INC. AND SUBSIDIARIES
                     (formerly TCI/Liberty Holding Company)

              Condensed Pro Forma Combined Statement of Operations
                                  (unaudited)


                                                                 Year ended December 31, 1993
                                                 -----------------------------------------------------------
                                                    TCIC       Liberty       Pro forma               TCI
                                                 Pro forma    Pro forma   adjustments(1)(2)      Pro forma
                                                 ---------    ---------   -----------------     ------------
                                                        amounts in millions, except per share amounts
Revenue                                             $ 4,440       1,264       (55)(9)              5,649

Operating, selling, general and
   administrative expenses and
   compensation relating to
   stock appreciation rights                         (2,489)     (1,213)       55 (9)             (3,647)

Depreciation and amortization                        (1,003)        (59)       --                 (1,062)
                                                    -------      ------       ---                 ------

      Operating income (loss)                           948          (8)       --                    940

Interest expense                                       (755)        (41)        9 (10)              (787)

Interest and dividend income                             34          25        (9)(10)                50

Share of earnings (losses) of
   affiliates, net                                      (76)          9        --                    (67)

Gain on disposition                                      44          32        --                     76

Loss on transactions with TCIC                           --         (30)       --                    (30)(12)

Loss on early extinguishment of debt                    (17)         (7)       --                    (24)

Other expense, net                                      (11)         (6)       --                    (17)
                                                    -------      ------       ---                 ------

      Earnings (loss) before
         income taxes                                   167         (26)       --                    141

Income tax expense                                     (170)         (4)       --                   (174)
                                                    -------      ------       ---                 ------

      Net loss                                           (3)        (30)       --                    (33)

Dividend requirement on
   redeemable preferred stocks                           --          --       (26)(11)               (26)
                                                    -------      ------       ---                 ------

      Net loss attributable
         to common shareholders                     $    (3)        (30)      (26)                   (59)
                                                    =======      ======       ===                 ======

Loss per common share                                                                             $ (.10)(14)
                                                                                                  ======


See accompanying notes to unaudited condensed pro forma combined financial statements.

                   TELE-COMMUNICATIONS, INC. AND SUBSIDIARIES
                     (formerly TCI/Liberty Holding Company)

          Notes to Condensed Pro Forma Combined Financial Statements

                                 June 30, 1994
                                  (unaudited)

(1) As of August 8, 1994, TCI, TCIC and TeleCable entered into a definitive merger agreement whereby TeleCable will be merged into TCIC. The aggregate $1.6 billion purchase price will be satisfied by TCIC's assumption of approximately $300 million of TeleCable's net liabilities and the issuance to TeleCable's shareholders of shares of TCI Class A common stock (currently estimated to be approximately 42 million shares) and 1 million shares of TCI Convertible Preferred Stock, Series D with an aggregate initial liquidation value of $300 million. Such preferred stock, which will accrue dividends at a rate of 5.5% per annum, will be convertible into 10 million shares of TCI Class A common stock and will be redeemable by TCI after five years. Although the amount of net liabilities to be assumed by TCIC and the number of TCI Class A common shares to be issued to TeleCable's shareholders are subject to closing adjustments, management does not believe that any such adjustments will be material. The merger agreement requires the approval of TeleCable's shareholders and various franchise and government authorities.

(2) The TCI/Liberty Mergers, which were consummated on August 4, 1994, were structured as a tax free exchange whereby the common stock of Old TCI and Liberty and the preferred stock of Liberty were exchanged for like shares of TCI. The merger agreement provided that each share of Old TCI's and Liberty's common stock (including shares held by Old TCI's or Liberty's subsidiaries) would be converted into one share and
         0.975 of a share, respectively, of the corresponding class of TCI's common stock. Shares of Liberty Class E Preferred Stock were converted into shares of a preferred stock of TCI having designations, preferences, rights and qualifications, limitations and restrictions substantially identical to the shares of preferred stock being converted. Shares of the remaining Liberty preferred stock held by subsidiaries of Old TCI were converted into shares of a class or series of TCI preferred stock having an equivalent value.

(3) Represents the elimination of intercompany indebtedness between TCIC and Liberty. See note (2) above.

(4) Represents the elimination of TCIC's minority interest in the equity of a consolidated subsidiary of Liberty. See note (2) above.

(5) Represents the reclassification to treasury stock of shares of TCI held by TCIC, Liberty or their respective subsidiaries previously reflected as "Investment in TCI". All preferred stock of TCI held by TCIC or its subsidiaries (also reflected in the TCIC pro forma financial information as "Investment in TCI") has been eliminated in consolidation with TCI. See note (2) above.

(6) Represents the elimination of temporary differences associated with TCIC's and Liberty's investments in TCI preferred and common stock. See note (2) above.

(7) Represents the issuance to TeleCable shareholders of TCI Convertible Preferred Stock, Series D and Class A common stock in connection with the TeleCable Merger.

(8) Reflects the net conversion of Old TCI and Liberty common stock held other than by Old TCI, Liberty or their subsidiaries, at the exchange ratios described in note 2, into like shares of TCI.


                                                                     (continued)

                   TELE-COMMUNICATIONS, INC. AND SUBSIDIARIES
                     (formerly TCI/Liberty Holding Company)

           Notes to Condensed Pro Forma Combined Financial Statements


 (9) Represents the elimination of intercompany revenue and operating expenses between TCIC and Liberty arising from the sale of certain cable television programming to their respective cable television subscribers. See note (2) above.

(10) Represents the elimination of interest on intercompany indebtedness between TCIC and Liberty. See note (2) above.

(11) Represents the dividend requirements on TCI's (i) Convertible Preferred Stock, Series D (to be issued in connection with the TeleCable Merger - see note 1) and Class B, 6% Cumulative Redeemable Exchangeable Junior Preferred Stock (issued in connection with the TCI/Liberty Mergers - see note 2).

(12) Amount not eliminated for pro forma purposes as a reserve for an impairment would have been required (based upon fair market value of underlying asset) equal to the loss recognized by Liberty. See note
         (2) above.

(13) Reflects primary and fully diluted earnings per common and common equivalent share based upon 652,017,732 weighted average shares. Such amount is calculated utilizing (i) 492,134,730 weighted average shares of Old TCI at June 30, 1994 (such amount representing Old TCI's weighted average shares, as disclosed in its historical financial statements) reduced by 6,525,721 shares of Old TCI common stock previously held by Liberty (ii) 127,799,557 weighted average shares of Liberty at June 30, 1994 (such amount representing Liberty's weighted average shares, as disclosed in its historical financial statements, adjusted by 0.975 of a share) reduced by 3,390,834 shares of Liberty common stock (as adjusted by 0.975 of a share) previously held by Old TCI and (iii) 42,000,000 shares of TCI Class A common stock to be issued in connection with the TeleCable Merger. Shares issuable upon conversion of the Convertible Preferred Stock, Series D (see note 1) have not been included in the computation of weighted average shares outstanding for the six months ended June 30, 1994 because their inclusion would be anti-dilutive.

(14) Reflects loss per common share based upon 592,232,340 weighted average shares. Such amount is calculated utilizing (i) 432,566,150 weighted average shares of Old TCI at December 31, 1993 (such amount representing Old TCI's weighted average shares, as disclosed in its historical financial statements) reduced by 6,525,721 shares of Old TCI common stock previously held by Liberty (ii) 127,582,745 weighted averages shares of Liberty at December 31, 1993 (such amount representing Liberty's weighted average shares, as disclosed in its historical financial statements, shares of Liberty common stock issued in the HSN merger and Liberty common stock repurchased from Old TCI in 1993, all of which have been adjusted by 0.975 of a share) reduced by 3,390,834 shares of Liberty common stock (as adjusted by 0.975 of a share) previously held by Old TCI and (iii) 42,000,000 shares of TCI Class A common stock to be issued in connection with the TeleCable Merger. Shares issuable upon conversion of the Convertible Preferred Stock, Series D (see note 1) have not been included in the computation of weighted average shares outstanding for the year ended December 31, 1993 because their inclusion would be anti-dilutive.

                                EXHIBIT INDEX

Listed below are the exhibits which are filed as part of this report (according to the number assigned to them in Item 601 of Regulation S-K):

(2) Agreement and Plan of Merger, dated as of August 8, 1994, among Tele-Communications, Inc., TCI Communications, Inc. and TeleCable Corporation*
           Incorporated herein by reference to Tele-Communications, Inc.'s
             Current Report on Form 8-K dated August 18, 1994 (Commission File No. 0-20421)

(23)   Consent of Price Waterhouse LLP


_________________________

* The Agreement and Plan of Merger contains indices identifying the items, including exhibits and schedules, annexed thereto. A copy of any omitted item will be furnished supplementally to the Commission upon request.